Exhibit 99.1

CTC MEDIA

FINANCIAL RESULTS FOR

 THE SECOND QUARTER, ENDED JUNE 30, 2009

Moscow, Russia — August 6, 2009 — CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), Russia’s leading independent media company, today announced its unaudited consolidated financial results for the second quarter and six months ended June 30, 2009.

	Three Months			Six Months
	Ended June 30,			Ended June 30,
(US$ 000’s except per share data)	2008	2009	Change	2008	2009	Change

Total operating revenues	$172,770	$113,894	-34.1%	$309,516	$218,672	-29.4%

Total operating expenses	(102,735)	(70,065)	-31.8%	(186,449)	(138,260)	-25.8%

OIBDA(1)	73,440	46,509	-36.7%	128,676	85,673	-33.4%
OIBDA margin	42.5%	40.8%	-1.7%	41.6%	39.2%	-2.4%

Net income attributable to CTC Media, Inc. stockholders	48,816	30,335	-37.9%	90,529	53,647	-40.7%

Diluted earnings per share	$0.31	$0.19	-38.7%	$0.57	$0.34	-40.4%

SECOND QUARTER FINANCIAL HIGHLIGHTS

•                  Total revenues down 34% year-on-year in US dollar terms (down 10% year-on-year in ruble terms) to $113.9 million

•                  Russian advertising revenues down 12% year-on-year in ruble terms

•                  Total operating expenses down 32% year-on-year in US dollar terms (down 7% year-on-year in ruble terms) to $70.1 million

•                  OIBDA of $46.5 million with an OIBDA margin of 40.8%

•                  Net income of $30.3 million, fully diluted earnings per share of $0.19

•                  Net cash position of $35.0 million

SECOND QUARTER OPERATING HIGHLIGHTS

•                  Average combined 4+ audience share in Russia up year-on-year to 13.4% from 12.6%

•                  Target audience viewing shares up for all three Russian networks on a sequential and year-on-year basis

•                  CTC was the most watched channel in Russia in prime time by 25-54 year olds with kids for the first time

•                  CTC was the third most watched channel in Russia by 6-54 year olds for the first time since 2006

(1)          OIBDA is defined as operating income before depreciation and amortization (excluding the amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. Both OIBDA and OIBDA margin are non-GAAP financial measures. Please see the accompanying financial tables at the end of this release for a reconciliation of OIBDA to operating income and OIBDA margin to operating margin.

Anton Kudryashov, Chief Executive Officer of CTC Media, commented: “Despite the fact that the ongoing weak economic environment adversely impacted advertising spending in the second quarter, we have continued to significantly outperform the market. Our Russian advertising revenues, which account for over 90% of total revenues, were down 12% year-on-year in ruble terms in the second quarter, compared to an estimated 21% decline in the overall Russian television advertising market according to Video International. The year-on-year decline in the consolidated results again reflected the substantial year-on-year weakening of the ruble and other operating currencies against the US dollar reporting currency.”

“Our outperformance of the market was driven by healthy sell-out and power ratios, as well as rising target audience viewing shares for our three complementary Russian networks.  At the same time we managed to substantially reduce our operating costs year-on-year and the measures that we have taken in 2008 and into 2009 have enabled us to maintain an OIBDA margin of over 40%. Furthermore, we remain in a net cash financial position.”

“Despite the limited levels of forward visibility, we do expect to continue to outperform the Russian television advertising market in the second half of 2009. We also continue to expect organic costs to be flat year-on-year in ruble terms for the full year, despite the fact that we are now investing in programming for the Fall schedules, in order to build on the momentum of our growing audience shares and to enhance our competitive position.”

Operating Review

Revenues(1)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
(US$ 000’s)	2008	2009	Change	2008	2009	Change

Operating revenues:

CTC Network	$109,863	$71,655	-34.8%	207,694	142,210	-31.5%
Domashny Network	16,211	10,884	-32.9%	31,678	21,450	-32.3%
DTV Network	12,220	9,183	-24.9%	12,220	17,850	46.1%
CTC Television Station Group	26,394	15,873	-39.9%	45,993	26,127	-43.2%
Domashny Television Station Group	4,366	2,217	-49.2%	7,565	3,957	-47.7%
DTV Station Television Group	1,804	1,015	-43.7%	1,804	1,789	-0.8%
CIS Group	1,722	2,836	64.7%	2,372	4,880	105.7%
Production Group	190	231	21.6%	190	409	115.3%
Total operating revenues	$172,770	$113,894	-34.1%	$309,516	$218,672	-29.4%

Total operating revenues for the three months ended June 30, 2009 were down 34% year-on-year in dollar terms. The second quarter results in both 2008 and 2009 included full quarterly contributions by DTV Group in Russia and Channel 31 Group in Kazakhstan, which were both acquired in the first half of 2008.

(1)          Segment revenues are shown from external customers only, net of intercompany revenues of $18.9 million in the second quarter of 2008, $15.9 million in the second quarter of 2009, $19.8 million in the first six months of 2008, and $23.2 million in the first six months of 2009, most of which related to revenues from the Production Group that have been eliminated in the consolidation of the Company’s revenues.

The reported decline in revenues reflected the underlying weakness in the advertising markets, as well as the year-on-year depreciation of the Company’s principal operating currency (the ruble) against the Company’s reporting currency (the US dollar). The depreciation had a negative impact of approximately 27% on the Company’s ruble denominated sales. Advertising sales in Russia, which accounted for 93% of total second quarter revenues in 2009 and 95% in 2008, were down 12% year-on-year in the second quarter in ruble terms.

The year-on-year development in advertising revenues for the Russian Television Station Groups reflected the sharper decline in the regional advertising markets in Russia when compared with the national advertising market, and was due to the weighting of spending by large advertisers to national campaigns.

CIS Group revenues were up 65% year-on-year in the second quarter of 2009 due to increased advertising prices and sell-out rates for Channel 31 in Kazakhstan, which were offset by the year-on-year depreciation of the Kazakh tenge against the US dollar. Channel 31 generated over 90% of CIS Group revenues in the quarter.

Share of Viewing in Target Demographics

	Average Audience Shares (%)
	Q2 2008	Q1 2009	Q2 2009

CTC Network (all 6-54)	11.6	11.4	12.5
Domashny Network (females 25-60)	2.7	2.6	2.9
DTV Network (all 25-54)	2.3	2.2	2.4
Channel 31 (all 6-54)	13.3	12.7	11.7

Each of the Russian networks delivered higher target audience viewing shares in the second quarter, both on a sequential and year-on-year basis.

The flagship CTC channel substantially increased its target audience share in the second quarter and, for the first time since 2006, was the third most watched channel by 6 to 54 year olds.   CTC was also the most watched channel in prime time by 25 to 54 year olds with kids, and maintained its overall position as the fourth most watched free-to-air channel in Russia. The rising ratings were driven by the continued success of the ‘Daddy’s Girls’ and ‘Ranetki’ series in prime time and supported by a well-balanced broader programming schedule.

Domashny’s audience share also increased year-on-year and quarter-on-quarter due to the strong performance of the CTC hit series ‘Born Not Pretty’, as well as the late prime time weekday slot featuring foreign series such as ‘Desperate Housewives’.

DTV has been focused since January 2009 on the 25-54 year old target group. The share of viewing in the revised demographic increased in the second quarter following the continued success of locally produced ‘Marital Fiction’, as well as the late prime time slots for Russian and foreign criminal investigation and action formats such as ‘The Investigators’, ‘The Trace’, and ‘Law and Order’.

Expenses

	Three Months			Six Months
	Ended June 30,			Ended June 30,
(US$ 000’s)	2008	2009	Change	2008	2009	Change

Operating expenses:
Direct operating expenses	$10,206	$7,635	-25.2%	$16,996	$14,982	-11.8%
Selling, general & administrative expenses	22,897	16,928	-26.1%	41,971	35,250	-16.0%
Amortization of programming rights	61,799	41,415	-33.0%	116,222	78,298	-32.6%
Amortization of sublicensing rights and own production cost	4,428	1,407	-68.2%	5,651	4,469	-20.9%

Depreciation & amortization	3,405	2,680	-21.3%	5,609	5,261	-6.2%

Total operating expenses	$102,735	$70,065	-31.8%	$186,449	$138,260	-25.8%

Total operating expenses for the three months ended June 30, 2009 were down 32% year-on-year in dollar terms. The reported decrease in expenses reflected the year-on-year reduction in programming amortization expenses, as well as the depreciation of the Company’s ruble and other operating currencies against the US dollar reporting currency. Total operating expenditure was down 7% year on year in ruble terms in the second quarter and included full quarterly contributions from DTV Group and Channel 31 Group in both 2008 and 2009.

Direct operating expenses were down 25% year-on-year in the second quarter in dollar terms, while selling, general and administrative costs were down 26%.

Programming expenses decreased by 33% year-on-year and represented 36% of revenues, which was unchanged from the second quarter of 2008 as a percentage of revenues. The year-on-year decrease reflected a reduction in programming impairment charges from $4.0 million to $1.0 million, and a $1.5 million reduction in amortization charges due to the changes in the Company’s amortization policy for certain types of Russian-produced programming from the beginning of 2009. When excluding the effect of the amortization policy changes, programming expenses were down 31% year-on-year in the second quarter in US dollar terms.

The 68% year-on-year decline in sublicensing and own production costs primarily reflected the lower cost of in-house produced series and sitcoms that were sold to third party broadcasters in Ukraine.

Consolidated OIBDA was therefore lower year-on-year at $46.5 million (Q2 2008: $73.4 million) but the OIBDA margin declined  by less than two percentage points to 40.8% (Q2 2008: 42.5%).

Group depreciation and amortization charges decreased by 21% year-on-year to $2.7 million (Q2 2008: $3.4 million) in the second quarter, and consolidated operating income totaled $43.8 million (Q2 2008: $70.0 million).

The Company’s pre-tax income amounted to $41.8 million (Q2 2008: $70.8 million) in the quarter. The effective tax rate decreased year-on-year in the second quarter to 26% (Q2 2008: 30%) mainly due to the decrease in statutory income tax rates in Russia (from 24% to 20%) and Kazakhstan (from 30% to 20%) from the beginning of 2009.

Consolidated net income attributable to CTC Media, Inc. stockholders therefore totaled $30.3 million (Q2 2008: $48.8 million) in the second quarter and fully diluted earnings per share amounted to $0.19 (Q2 2008: $0.31).

Cash Flow

The Company’s net cash flow from operations totaled $50.0 million in the first six months of 2009 (first six months of 2008: $66.9 million) and reflected the net effect of lower advertising sales and lower expenses in the first half of 2009.

Cash used in investing activities totaled $18.7 million during the first six months of 2009 (first six months of 2008: $ 320.3 million) and included $11.0 million in payments related to the acquisitions of Costafilm and Soho Media, as well as the purchasing of equipment and software for the Company’s new digital platform technology center in Moscow. The investments in the first half of 2008 included the acquisition of the DTV Group in Russia, the Channel 31 Group in Kazakhstan, the Costafilm and Soho Media production companies in Russia, and a number of local owned-and-operated stations in Russia.

Cash used for financing activities amounted to $35.7 million in the first half of the year (first six months of 2008: $1.8 million). This included a $33.8 million part repayment of the syndicated loan, which the Company drew down in July 2008 to finance the acquisition of DTV Group.

The Company’s cash and cash equivalents amounted to $91.7 million at June 30, 2009, compared to $98.1 million at the end of 2008 and $62.5 million at June 30, 2008.

Borrowings

The Company’s total borrowings and accrued interest amounted to $56.7 million (June 30, 2008: $155.5 million) at the end of the reporting period, compared to $90.6 million at the end of 2008. The Company therefore had a net cash position, which is defined as cash and cash equivalents less interest bearing liabilities, of $35.0 million (June 30, 2008: net debt of $93.0 million) at the end of the reporting period, compared to a net cash position of $7.5 million at the end of 2008.

Conference Call

The Company will host a conference call to discuss its second quarter financial results today, Thursday, August 6, 2009, at 9:00 a.m. ET (5:00 p.m. Moscow time, 2:00 p.m. London time). To access the conference call, please dial +1 718 247 0880 (US/International) or +44 20 7138 0845 (UK/International). The pass code for the call is 4810933. A live webcast of the conference call will also be available via the investor relations section of the Company’s corporate web site - www.ctcmedia.ru/investors. The webcast will also be archived on the Company’s web site for two weeks.

***

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.

Investor Relations

Ekaterina Ostrova or

Ekaterina Tsukanova

Tel: + 7 495 783 3650

ir@ctcmedia.ru

Media Relations

Ekaterina Osadchaya or

Angelika Larionova

Tel: +7 495 785 6333

pr@ctcmedia.ru

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures: OIBDA (on a consolidated and segment basis) and OIBDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the accompanying financial tables included at the end of this release.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding certain expenses that may not be indicative of its recurring core business operating results, meaning its operating performance excluding certain non-cash charges. These metrics are used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that these metrics provide investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

OIBDA and OIBDA margin. OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA margin is defined as OIBDA divided by total operating revenues. The most directly comparable GAAP measures to the non-GAAP measures of OIBDA and OIBDA margin are operating income and operating income margin, respectively. Unlike operating income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia. It owns and operates the CTC television network, with its signal carried by more than 350 affiliate stations, including 20 owned-and-operated stations; the Domashny television network, with its signal carried by over 250 affiliate stations, including 12 owned-and-operated stations; and the DTV television network, with its signal carried by affiliate stations including five owned-and-operated stations. CTC Media owns two TV content production companies, Costafilm and Soho Media, and operates Channel 31 in Kazakhstan and TV companies in Uzbekistan and Moldova. The company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, statements regarding the impact the current unfavorable macroeconomic situation globally and in Russia may have on the size of the Russian television advertising market in 2009 and the split of advertising sales between the national and local markets, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, continued depreciation of the value of the Russian ruble compared to the US dollar, changes in the size of the Russian television advertising market, particularly in light of the current economic instability in Russia and globally; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; the Company’s reliance on a single television advertising sales house for substantially all of its revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on August 6, 2009. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

(in thousands of US dollars, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009
REVENUES:
Advertising	$165,720	$108,540	$300,776	$207,761
Sublicensing and own production revenue	6,374	5,017	7,452	9,892
Other revenue	676	337	1,288	1,019
Total operating revenues	172,770	113,894	309,516	218,672
EXPENSES:

Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $2,615 and $2,020 for the three months and $4,033 and $4,071 for the six months ended June 30, 2008 and 2009 respectively; and inclusive of stock-based compensation of $213 and $89 for the three months and $426 and $302 for the six months ended June 30, 2008 and 2009, respectively)	(10,206)	(7,635)	(16,996)	(14,982)

Selling, general and administrative (exclusive of depreciation and amortization of $790 and $660 for the three months and $1,576 and $1,190 for the six months ended June 30, 2008 and 2009, respectively; inclusive of stock-based compensation of $3,146 and $3,853 for the three months and $6,292 and $7,930 for the six months ended June 30, 2008 and 2009, respectively)	(22,897)	(16,928)	(41,971)	(35,250)

Amortization of programming rights	(61,799)	(41,415)	(116,222)	(78,298)

Amortization of sublicensing rights and own production cost	(4,428)	(1,407)	(5,651)	(4,469)

Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,405)	(2,680)	(5,609)	(5,261)

Total operating expenses	(102,735)	(70,065)	(186,449)	(138,260)
OPERATING INCOME	70,035	43,829	123,067	80,412

FOREIGN CURRENCY GAINS (LOSSES)	1,528	(703)	2,206	(4,736)
INTEREST INCOME	1,175	709	4,967	1,769

INTEREST EXPENSE	(2,253)	(2,260)	(2,259)	(4,414)

OTHER NON-OPERATING INCOME (LOSSES), net	(184)	92	(99)	(128)
EQUITY IN INCOME OF INVESTEE COMPANIES	452	158	745	235
Income before income tax	70,753	41,825	128,627	73,138

INCOME TAX EXPENSE	(21,140)	(10,978)	(36,230)	(19,477)
CONSOLIDATED NET INCOME	$49,613	$30,847	$92,397	$53,661

LESS: INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	$(797)	$(512)	$(1,868)	$(14)
NET INCOME ATTRIBUTABLE TO CTC MEDIA, Inc.	$48,816	$30,335	$90,529	$53,647

Net income attributable to common stockholders	$48,816	$30,335	$90,529	$53,647
Net income per share attributable to CTC Media, Inc. stockholders - basic	$0.32	$0.20	$0.60	$0.35
Net income per share attributable to CTC Media, Inc. stockholders - diluted	$0.31	$0.19	$0.57	$0.34
Weighted average common shares outstanding - basic	152,150,644	152,155,213	152,137,810	152,155,213
Weighted average common shares outstanding - diluted	159,111,955	157,577,511	159,168,909	156,942,600

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Six months ended June 30,
	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$92,397	$53,661
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(9,224)	(3,242)
Depreciation and amortization	5,609	5,261
Amortization of programming rights	116,222	78,298
Amortization of sublicensing rights and own production cost	5,651	4,469
Stock based compensation expense	6,718	8,231
Equity in income of unconsolidated investees	(745)	(235)
Foreign currency (gains) losses	(2,206)	4,736
Changes in operating assets and liabilities:
Trade accounts receivable	(15,933)	1,552
Prepayments	4,328	375
Other assets	(5,831)	3,557
Accounts payable and accrued liabilities	1,917	3,155
Deferred revenue	(4,936)	(8,123)
Other liabilities	10,228	(16,226)
Dividends received from equity investees	985	334
Acquisition of programming and sublicensing rights	(138,311)	(85,778)
Net cash provided by operating activities	66,869	50,025
CASH FLOWS FROM INVESTING ACTIVITIES:	—
Acquisitions of property and equipment and intangible assets	(6,783)	(6,545)
Acquisitions of businesses, net of cash acquired	(313,001)	(12,145)
Other	(515)	—
Net cash used in investing activities	(320,299)	(18,690)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,811	—
Repayments of loans	—	(33,750)
(Incease) Decrease in restricted cash	(10)	111
Dividends paid to noncontrolling interest	(3,574)	(2,054)
Net cash provided by financing activities	(1,773)	(35,693)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	10,602	(2,034)
Net decrease in cash and cash equivalents	(244,601)	(6,392)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	307,073	98,055
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,472	$91,663

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,	June 30,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,055	$91,663
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2008 - $1,355; June 30, 2009 - $1,297)	33,670	29,649
Taxes reclaimable	8,171	8,986
Prepayments	29,005	21,306
Programming rights, net	71,976	66,952
Deferred tax assets	14,166	18,052
Other current assets	7,720	5,799
TOTAL CURRENT ASSETS	262,763	242,407
RESTRICTED CASH	210	99
PROPERTY AND EQUIPMENT, net	22,722	20,195
INTANGIBLE ASSETS, net:
Broadcasting Licenses	166,173	156,128
Cable Network Connection	25,205	26,281
Trade names	17,587	16,426
Network affiliation agreements	9,214	7,634
Other intangible assets	1,244	785
Net intangible assets	219,423	207,254
GOODWILL	223,027	207,906
PROGRAMMING RIGHTS, net	48,031	59,200
SUBLICENSING RIGHTS, net	1,221	383
INVESTMENTS IN AND ADVANCES TO INVESTEES	5,311	4,864
PREPAYMENTS	6,238	3,013
DEFERRED TAX ASSET	15,154	16,604
OTHER NON-CURRENT ASSETS	2,729	5,417
TOTAL ASSETS	$806,829	$767,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	41,025	43,490
Accrued liabilities	41,573	29,084
Taxes payable	30,154	12,495
Short-term loans and interest accrued	62,165	56,551
Deferred revenue	14,683	2,992
Deferred tax liability	2,778	2,874
TOTAL CURRENT LIABILITIES	192,378	147,486
LONG-TERM LOANS	28,438	178
DEFERRED TAX LIABILITY	38,943	34,787
COMMITMENTS AND CONTINGENCIES (Note 9)	—	—
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2008 and June 30, 2009 - 152,155,213)	1,522	1,522
Additional paid-in capital	365,362	373,594
Retained earnings	232,321	285,968

Accumulated other comprehensive loss	(54,615)	(76,591)
Non-controlling interest	2,481	398
TOTAL STOCKHOLDERS’ EQUITY	547,070	584,891
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$806,829	$767,342

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars)

	Three months ended June 30, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$109,863	$3,427	$53,621	$(265)	$53,886
Domashny Network	16,211	—	3,200	(173)	3,373
DTV Network	12,220	—	5,626	(275)	5,901
CTC Television Station Group	26,394	514	18,894	(529)	19,423
Domashny Television Station Group	4,366	275	94	(658)	752
DTV Television Station Group	1,804	53	(631)	(713)	82
CIS Group	1,722	—	(1,505)	(222)	(1,283)
Production Group	190	14,640	663	(38)	701
Corporate Office	—	—	(8,533)	(530)	(8,003)
Business segment results	$172,770	$18,909	$71,429	$(3,403)	$74,832
Eliminations and other	—	(18,909)	(1,394)	(2)	(1,392)
Consolidated results	$172,770	—	$70,035	$(3,405)	$73,440

	Three months ended June 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$71,655	$901	$35,392	$(93)	$35,485
Domashny Network	10,884	7	2,552	(72)	2,624
DTV Network	9,183	—	3,446	(623)	4,069
CTC Television Station Group	15,873	330	10,353	(453)	10,806
Domashny Television Station Group	2,217	316	366	(318)	684
DTV Television Station Group	1,015	50	(765)	(813)	48
CIS Group	2,836	—	(354)	(209)	(145)
Production Group	231	14,290	1,328	(7)	1,335
Corporate Office	—	—	(7,221)	(92)	(7,130)
Business segment results	$113,894	$15,894	$45,097	$(2,680)	$47,776
Eliminations and other	—	(15,894)	(1,268)	—	(1,267)
Consolidated results	$113,894	—	$43,829	$(2,680)	$46,509

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT FINANCIAL INFORMATION (continued)

(in thousands of US dollars)

	Six months ended June 30, 2008
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$207,694	$3,625	$99,157	$(509)	$99,666
Domashny Network	31,678	—	7,734	(345)	8,079
DTV Network	12,220	—	5,626	(275)	5,901
CTC Television Station Group	45,993	930	29,527	(1,030)	30,557
Domashny Television Station Group	7,565	525	37	(1,283)	1,320
DTV Television Station Group	1,804	53	(631)	(713)	82
CIS Group	2,372	—	(1,873)	(353)	(1,520)
Production Group	190	14,640	663	(38)	701
Corporate Office	—	—	(15,736)	(1,062)	(14,674)
Business segment results	$309,516	$19,773	$124,504	$(5,608)	$130,112
Eliminations and other	—	(19,773)	(1,437)	(1)	(1,436)
Consolidated results	$309,516	—	$123,067	$(5,609)	$128,676

	Six months ended June 30, 2009
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Depreciation and amortization	OIBDA
CTC Network	$142,210	$1,684	$69,693	$(224)	$69,917
Domashny Network	21,450	11	5,936	(185)	6,121
DTV Network	17,850	—	7,167	(1,215)	8,382
CTC Television Station Group	26,127	606	15,622	(868)	16,490
Domashny Television Station Group	3,957	610	443	(629)	1,072
DTV Television Station Group	1,789	77	(1,960)	(1,534)	(426)
CIS Group	4,880	—	(1,716)	(431)	(1,285)
Production Group	409	20,168	1,591	(19)	1,610
Corporate Office	—	—	(15,077)	(156)	(14,921)
Business segment results	$218,672	$23,156	$81,699	$(5,261)	$86,960
Eliminations and other	—	(23,156)	(1,287)	(0)	(1,287)
Consolidated results	$218,672	—	$80,412	$(5,261)	$85,673

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA TO

CONSOLIDATED OPERATING INCOME

(in thousands of US dollars)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

OIBDA	$73,440	$46,509	$128,676	$85,673
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,405)	(2,680)	(5,609)	(5,261)
Operating income	$70,035	$43,829	$123,067	$80,412

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED OIBDA MARGIN TO

CONSOLIDATED OPERATING INCOME MARGIN

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009

OIBDA margin	42.5%	40.8%	41.6%	39.2%
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights) as a percentage of total operating revenues	(2.0)%	(2.4)%	(1.8)%	(2.4)%
Operating income margin	40.5%	38.4%	39.8%	36.8%

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME

(in thousands of US dollars)

	Three Months Ended June 30, 2008
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$53,886	$(265)	$53,621
Domashny Network	3,373	(173)	3,200
DTV Network	5,901	(275)	5,626
CTC Television Station Group	19,423	(529)	18,894
Domashny Television Station Group	752	(658)	94
DTV Television Station Group	82	(713)	(631)
CIS Group	(1,283)	(222)	(1,505)
Production Group	701	(38)	663
Corporate	(8,003)	(530)	(8,533)

Business Segment Results	$74,832	$(3,403)	$71,429
Eliminations and Other	(1,392)	(2)	(1,394)
Consolidated Results	$73,440	$(3,405)	$70,035

	Three Months Ended June 30, 2009
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights, sublicensing rights and own production cost)	Operating income

CTC Network	$35,485	$(93)	$35,392
Domashny Network	2,624	(72)	2,552
DTV Network	4,069	(623)	3,446
CTC Television Station Group	10,806	(453)	10,353
Domashny Television Station Group	684	(318)	366
DTV Television Station Group	48	(813)	(765)
CIS Group	(145)	(209)	(354)
Production Group	1,335	(7)	1,328
Corporate	(7,130)	(91)	(7,221)

Business Segment Results	$47,776	$(2,679)	$45,097
Eliminations and Other	(1,267)	(1)	(1,268)
Consolidated Results	$46,509	$(2,680)	$43,829

Continued on the next page

CTC MEDIA, INC. AND SUBSIDIARIES

RECONCILIATION OF SEGMENT OIBDA TO SEGMENT OPERATING INCOME (Continued)

(in thousands of US dollars)

	Six Months Ended June 30, 2008
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$99,666	$(509)	$99,157
Domashny Network	8,079	(345)	7,734
DTV Network	5,901	(275)	5,626
CTC Television Station Group	30,557	(1,030)	29,527
Domashny Television Station Group	1,320	(1,283)	37
DTV Television Station Group	82	(713)	(631)
CIS Group	(1,520)	(353)	(1,873)
Production Group	701	(38)	663
Corporate	(14,674)	(1,062)	(15,736)

Business Segment Results	$130,112	$(5,608)	$124,504
Eliminations and Other	(1,436)	(1)	(1,437)
Consolidated Results	$128,676	$(5,609)	$123,067

	Six Months Ended June 30, 2009
	OIBDA	Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	Operating income

CTC Network	$69,917	$(224)	$69,693
Domashny Network	6,121	(185)	5,936
DTV Network	8,382	(1,215)	7,167
CTC Television Station Group	16,490	(868)	15,622
Domashny Television Station Group	1,072	(629)	443
DTV Television Station Group	(426)	(1,534)	(1,960)
CIS Group	(1,285)	(431)	(1,716)
Production Group	1,610	(19)	1,591
Corporate	(14,921)	(156)	(15,077)

Business Segment Results	$86,960	$(5,261)	$81,699
Eliminations and Other	(1,287)	(0)	(1,287)
Consolidated Results	$85,673	$(5,261)	$80,412